Results of clinical study showing that JW 100 significantly reduces ISGA score in atopic dermatitis (AD) published.

https://pubmed.ncbi.nlm.nih.gov/34056830/

JUPITER, FL / ACCESSWIRE / June 22, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), today announced the publication of clinical study results to investigate the safety and efficacy of JW-100 its proprietary lotion formulation for the treatment of atopic dermatitis (eczema).

J Cosmet Dermatol 2021 May 31: Online ahead of print. The peer-reviewed publication reports on a double-blinded placebo-controlled study randomizing patients to one of three treatment groups: JW-100 (CBD plus Aspartame), CBD only, or placebo topical formulations. The Investigator's Static Global Assessment (ISGA) score was used to document any changes in AD resulting from the applied interventions at 14 days.

Fifty-seven patients completed the trial and were included in the final analysis. The JW-100 cohorts demonstrated statistically significant ISGA score reduction (p = 0.042). 50% of patients in the JW-100 group achieved ISGA score of clear or almost clear (0 or 1) with at least a 2-grade improvement from baseline after treatment (p = 0.028). Only 20% and 15% of patients in the CBD only and placebo groups reported ISGA score of clear or almost clear (0 or 1). JW-100, a novel topical formulation containing CBD and aspartame, was demonstrated to produce statistically significant improvements in AD following 14 days of topical application.

The publication is authored by an international group of leading dermatology researchers and clinicians who conducted the studies. The studies were coordinated by Dr. Andy Goren, Chief Medical Officer, Applied Biology Inc. (Irvine, CA). In coordination with Dr. Goren, we have commenced a drug development program of JW-100 for the treatment of atopic dermatitis. Initial filings with the FDA are expected in Q3 of 2021.

Dr Glynn Wilson, Chief Scientific Officer of Jupiter Wellness commented “Peer-reviewed publication of data from controlled clinical trials conducted by leading clinicians is central to our overall strategy of developing novel medicinal products that have demonstrated safety and efficacy and ultimately receive regulatory approval”.

Brian John, CEO of Jupiter Wellness added “We are excited by these initial results and the potential for JW-100 to provide a solution superior to existing prescription drugs. The early clinical data shows JW-100’s potential to disrupt the billion dollar market for the treatment of eczema”.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement
To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@JupiterWellness.com